EXHIBIT 10.4

                              AGREEMENT OF LEASE

      THIS AGREEMENT OF LEASE, made and entered into by and between THE SITKA PROFESSIONAL CENTER I, an Alaska business partnership, hereinafter called the Lessor, and the FIRST BANK OF KETCHIKAN, an Alaska banking corporation, hereinafter called the Tenant, WITNESSETH:

                                   RECITALS

      A. The Lessor is completing a new building in which Lessors are providing for commercial use as a professional office building. Tenant desires to lease a portion of this building in which to house its banking operations. Lessor's property is described as follows:

                  Lots Nine (9) and Ten (10),  Block Ten (10) U.S.
            Survey #l474, Tract A, Sitka Townsite, Sitka Recording District, First Judicial District, State of Alaska.

      B. The portion of Lessor's property to be leased by Tenant is shown on Exhibit A hereto which is incorporated herein by this reference. Tenant shall also be entitled to the use of certain common areas which shall include parking

      C. This lease is intended to be a net lease and shall be construed as such.

      NOW THEREFORE THE PARTIES MUTUALLY AGREE AS FOLLOWS:

                                  ARTICLE I.

                                GRANT AND TERM

      Section 1.01. LEASED PREMISES. In consideration of the rents, covenants, and agreements hereinafter reserved and contained herein on the part of Tenant to be observed and performed, the Lessor demises and leases to the Tenant, and the Tenant rents from the Lessor the premises (hereinafter referred to as the leased premises or the demised premises) described in Exhibit A, annexed hereto and incorporated herein by this reference and made a part hereof. The demised premises are outlined in red on a diagram of Lessor's Property, which is annexed as Exhibit B and made a part hereof. Exhibit B sets forth the general layout of Lessor's property, but shall not be deemed to be a warranty, representation, or agreement on the part of Lessor that said property will be as indicated on said diagram. Lessor hereby reserves the right at any time to make alterations or additions to the layout of the property. Without limiting the generality of the foregoing, Lessor also reserves the right to construct other buildings and improvements on Lessor's Property, and from time to time make alterations thereof or additions thereto, and to build additional stories on any such building or buildings, and to build adjoining same, and to construct double-deck or elevated parking facilities.

      Section 1.02. USE OF ADDITIONAL AREAS. The use and occupation by the Tenant of the demised premises shall include the use in common with others entitled thereto of common areas, employees' parking areas, customer parking areas, and other facilities shown on Exhibit B and which may be designated from time to time by Lessor; subject, however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor.



                                    10.4 - 1

      Section 1.3. COMMENCEMENT AND ENDING OF PRELIMINARY TERM & TERM OF LEASE. Not applicable.

      Section 1.04. LEASE YEAR DEFINED. The term "lease year" as used herein shall mean the period of twelve (12) consecutive full calendar months. The first lease year shall begin on the date of the commencement of the term hereof. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

                                  ARTICLE II

                                     RENT

      Section 2.01. ANNUAL RENT. Tenant shall promptly pay Lessor, without any prior demand therefore, and without deductions or set-off whatsoever, an annual rent based on One dollar and ten cents ($1.10) per square foot per month for building area, commencing August 1, 1980. It is estimated that the building area will be approximately 2,800 square feet; to be verified and changed if necessary, to cover the exact portion occupied prior to occupancy. Rental shall be paid in equal monthly installments and in legal tender of the United State of America, in advance, on or before the 10th day of each month of lease year throughout the term of this lease at such place and in such manner as Lessor, shall, from time to time, in writing designate. Notwithstanding the foregoing, Tenant shall pay unto Lessor the 1st and last months regular term rent upon the execution of these presents. Rent to commence August 1, 1980; there is to be no charge for July, 1980.

      Section 2.02. ADDITIONAL RENT. All taxes, charges, costs and expenses that Tenant assumes or agrees to pay hereunder in the event of the failure of Tenant to pay those items, and all other damages, costs, expenses, and sums that Lessor may suffer or incur, or that may become due, by reason of any default of Tenant or failure by Tenant to comply with the terms and condition of this lease shall be deemed to be additional rent, and, in the event of non-payment Lessor shall have all the rights and remedies as hereinafter provided for failure to pay rent. All rent and additional rent which shall not be promptly paid when due shall bear interest from the date due at the maximum lawful rate which may then be charged under the laws of the State of Alaska. All additional rent shall be promptly paid by Tenant to Lessor without deduction or set-off whatsoever in legal tender of the United States of America, in the manner set forth above for the payment of rent.

                                 ARTICLE III.

                           CONSTRUCTION ALTERATIONS

      Section 3.01. IMPROVEMENTS TO BE CONSTRUCTED BY TENANT PRIOR APPROVAL INDEMNITY. As its own cost and expense, Tenant shall construct all improvements Tenant deems appropriate to conduct its banking operation in the demised premises. Landlord however, shall provide a 200 ampere panel to the bank wall. The improvements to be made by Tenant shall include lighting, ceilings, floor covering, inside bank premises decor, all fixtures, take down vault, and signs. The improvements to be constructed by Tenant shall be accomplished as soon as conveniently possible, and shall not injure or damage the structure of the building. All liability and responsibility for said construction shall be that of Tenant, and Tenant shall fully indemnify, defend, and hold Lessor harmless of and from all liability, damages, obligation and other claims arising out of such construction or Tenant occupancy of the demised premises, including the common areas.



                                   10.4 - 2

      Section 3.02. TENANT'S PLANS AND SPECIFICATIONS. Prior to any construction of improvements on the demised premises and prior to the commencement of any alterations, the Tenant shall submit complete architectural and engineering plans and specifications shall describe all the work which is to be performed in sufficient detail for the Lessor to make his determination as to whether or not to approve such plans and specifications. Tenant shall not install any equipment other than trade fixtures insofar as such work, alterations, or installation affects the structure or exterior appearance of the building, without first obtaining Lessor's written approval and consent. Lessor shall act promptly and without delay in either approving or disapproving said plans and specifications so as not to cause the Tenant undue delay.

      Section 3.03. CONSTRUCTION AND ALTERATIONS INSURANCE COVERAGE. Tenant shall not commence any such work without first delivering to Lessor a policy or policies of workmen's compensation liability, and property damage insurance naming Lessor as additional insured, within limits and with companies acceptable to the Lessor.

      Section 3.04. REMOVAL. Any alterations, additions improvements and fixtures installed or paid for by the tenant in under, or upon the demised premises, other than unattached moveable trade fixtures arid decorations, shall upon the expiration or earlier termination of this lease become the property of the Lessor. Until the expiration or earlier termination of this lease, all such alterations, additions and improvements shall remain the property of Tenant, and Tenant shall be solely entitled to take depreciation on the same. Tenant shall have the right to remove all trade fixtures (except for attached lighting fixtures) at any time during Tenant's rightful occupancy of the leased premises, but not thereafter; however, upon written demand by the Lessor, any or all improvements in, under or upon the leased premises shall be removed by Tenant within a reasonable time after Tenant's rightful occupancy of the leased premises has ended. This provision shall survive the termination of this lease. Tenant shall repair damage caused by its removal of trade fixtures.

      Section 3.05. LESSOR'S RIGHT TO STOP WORK. Lessor shall have the right to order Tenant to terminate Tenant's construction work at any time in the event Tenant is not in compliance with the terms of this agreement. Upon notification from Lessor to Tenant to cease work, Tenant shall remove from the leased premises all agents, employees and contractors of Tenant forthwith, until such time as Lessor shall have given its consent in writing, and Tenant shall in connection therewith have no claim for damages of any nature whatsoever against Lessor.

      Section 3.06. SIGNS, AWNINGS AND CANOPIES. Tenant shall not place or cause to be placed or maintained any signs or awnings or canopies outside the demised premises without first obtaining a written consent and approval of Lessor in each instance. Lessor shall act reasonable and with dispatch in this regard. Tenant shall maintain any such sign or other installation as may be approved in good condition and repair.

                                 ARTICLE IV.

                    CONDUCT OF BUSINESS & USE OF PREMISES

      Section 4.01.  THE TENANT SHALL:

            (a) Type of Business: Concessionaires. Use the leased premises solely for the purposes of conducting the business of banking, and shall conduct continuously in the leased premises said banking business; not use or permit or suffer the use of the leased premises for any other business or


                                    10.4 - 3
purpose; and not permit any business to be operated in or from the leased premises by any concessionaire or licensee without the prior written consent of the Lessor; and

            (b) Waste or Nuisance. Not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant on the Lessor's property; and

            (c) Governmental Regulations. At Tenant's sole cost and expense, comply with all the requirements of all local, State, Federal, and other applicable government authorities, now in force, or which may hereafter be in force, pertaining to the premises including all local, State, and Federal statutes and ordinances now in force or which may hereafter be in force. Notwithstanding the foregoing, the Tenant shall have the right to contest such rules, regulations, ordinances and statutes if this is done in good faith, and Tenant shall indemnify, exonerate, defend and hold Lessor harmless of and from all liability, cost, expense and other loss in this regard; and

            (d) Maintenance. Except for repair and maintenance to the roof and foundation of the building in which the leased premises are located, Tenant shall perform all maintenance and repair to the leased premises and keep the same in good orderly and in a clean, neat, safe and sanitary condition. Not by way of limiting the generality of the foregoing if Tenant fails, neglects or refuses to perform such repair and maintenance as required hereunder to the reasonable satisfaction of the Lessor as soon as reasonably possible after written demand, the Lessor may make such repairs without liability to Tenant for any loss or damage that' may accrue to Tenant's fixtures or other property or to Tenant s business by reason thereof, and upon completion Thereof, Tenant shall pay Lessor's costs for making such repairs plus twenty (20%) percent for overhead, upon presentation of billing therefore, as additional rent.

                                  ARTICLE V

                 PARKING AND COMMON USE AREAS AND FACILITIES

      Section 5.01. CONTROL OF COMMON AREA BY LESSOR. All automobile parking are as, driveways, entrances and exits thereto and other facilities furnished by Lessor, including some employee parking areas, to be assigned. Pedestrian sidewalks, landscaped area, first aid stations, comfort stations and ocher areas and improvements provided by Lessor for the general use, in common, of tenants, their office agents, employees and customers, hereinafter referred to as common areas or facilities, shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Lessor shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements, to police same; from time to time change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by tenants, to close all or any portion of said areas or facilities to such extent as may, in the opinion of Lessor s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities, to discourage non-customer parking, and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgement, the Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their


                                    10.4 - 4
officers, agents, employees and customers. Lessor will operate and maintain the common facilities referred to above in such manner as Lessor, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Lessor shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities.

      Section 5.02. LICENSE. All common areas and facilities not within the leased premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Lessor shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

      Section 5.03.  COST AND MAINTENANCE OF COMMON AREAS.

            (a) In each lease year, Tenant will pay Lessor as further additional rent, subject to the limitations herein set forth, a proportion of the area operating costs, hereinafter defined, based upon the ratio of square feet of the leased premises, to the total square feet of all building space leased on Lessor's Property . Tenant shall promptly pay the sum of O dollars for the first two years as a trial period. If costs warrant, increases will be negotiated to cover such costs, along with Tenant's monthly installments of rental as provided above. When the pro-rata costs have been determined for each lease year, Tenant shall promptly pay any balance due Lessor or receive any refund from Lessor, as the case may be, upon receipt of Lessor s computation of such cost.

            (b) For the purpose of this Section 5.03, the common area costs deemed the total cost and expense incurred in operating and maintaining the common facilities, hereinafter defined, actually used or available for use by Tenant and the employees, agents, servants, customers, and other invitees of Tenant including, without limitation, gardening and landscaping, the cost of public liability and property damage insurance, real estate taxes and assessments, repairs, line painting, lighting, sanitary control, removal of snow, trash, rubbish, garbage and other refuse, depreciation on machinery and equipment used in such maintenance, the cost of personnel to implement such services, to direct parking, and to police the common facilities and a prorata share of all the foregoing costs to cover the Lessor's administrative and overhead costs. "Common Facilities" means all areas, space, equipment and special services provided by Lessor for the common or joint use and benefit of the occupants of the building, their employees, agents servants, customers, and living invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped area; pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, washrooms and parcel pick-up stations. All such expenses shall be for services and materials used exclusively for the common facilities, and consideration shall be given to the benefit Tenant derives from such expenses.

                                 ARTICLE VI.

                         INDEMNITY -- ATTORNEYS FEES

      Section 6.01. INDEMNIFICATION OF OWNER. Tenant will indemnify Lessor and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupance or use by Tenant of the leased premises or


                                    10.4 - 5
any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires, In case Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect, defend and hold Lessor harmless and shall pay all costs, expenses and the actual attorney's fees incurred or paid by Lessor in connection with such litigation. Tenant shall also pay all costs, expenses, and actual attorney's fees incurred or paid by Lessor in connection with such litigation. Tenant shall also pay all costs, expenses, and actual attorney's fees that may be incurred or paid by Lessor in enforcing the terms of this lease.

      Section 6.02. LIABILITY INSURANCE. Tenant shall during the entire term hereof keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, and the business operated by Tenant and any sub-tenants of Tenant in the leased premises in which the limits of public liability shall be not less than Five Hundred Thousand ($500,000.00) Dollars per person, and One Million ($1,000,000.00) Dollars per accident, and in which the property damage liability shall not be less than Five Hundred Thousand ($500,000.00) Dollars. The policy shall name the Lessor, any person firm or corporation designated by the Lessor, and the Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice. The insurance shall be in an insurance company approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to the Lessor.

      Section 6. 03.  EXTENDED COVERAGE

            (a) This section 6.03 shall become operative and effective only in the event of' an assignment or transfer of Tenant's rights to this lease as provided herein.

            (b) Tenant shall maintain at its own cost and expense fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all decorations and improvements in and on the demised premises in the event of loss, and fire insurance in an amount adequate to cover the cost of replacement of all fixtures and contents in the improvements on the demised premises in the event of fire, extended coverage, vandalism, malicious mischief and special extended coverage.

      Section 6.04. INSURED'S WAIVER, NOTICE: Any insurance procured by Tenant as herein required shall be issued in the name of Lessor and Tenant by a company licensed to do business in the State of Alaska and shall contain endorsements that (a) such insurance may not be cancelled or amended with respect to Lessor without thirty (30) days written notice by registered mail to Lessor by the insurance company; and (b) Tenant shall be solely responsible for payment of premiums and that Lessor shall not be required to pay any premiums for such insurance; and (c) any insurance policies herein required or permitted to be procured by Tenant or Lessor shall contain an express waiver of any right to subrogation by the insurance company against the other party hereto. The original policy of all insurance required to be procured by the Tenant shall be delivered to the Lessor by the Tenant within ten (10) days of inception of such policy by the insurance company. The minimum limits of any insurance coverage required herein shall not limit Tenant's liability under Article IX.

      Section 6.05. INCREASE IN INSURANCE PREMIUMS. Tenant shall not stock, use or sell any article or do anything in or about the demised premises which may be prohibited by Lessor's insurance policies or any endorsement or forms attached thereto, or which will increase any insurance rates and premiums on the demised premises, the building of which they are a part, and all other


                                    10.4 - 6
buildings in the Lessor s property. Tenant shall pay on demand any increase in premiums for Lessors s insurance that may be charged on such insurance carried by Lessor resulting from (1) Tenant's use and occupancy of the demised premises or the Lessor's property, whether or not Lessor has consented to the same; and (2) the waiver of subrogation rights as set forth in Section 6.04 hereinabove. In determining whether increased premiums are the result of Tenant's use, occupancy or vacance of the demised premises, a schedule issued by the organization making the fire insurance extended coverage, theft, vandalism, malicious mischief, and the like, special extended coverage or any all-risk insurance rates for said premises or any rule books issued by the rating organization or similar bodies or by any rating procedures or rules of Lessor's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the demised premises and the Lessor's property. If, due to (a) occupancy, or (b) abandonment, or (c) Tenant's failure to occupy the demised premises as herein provided, any insurance shall be cancelled by the insurance carrier or if the premiums for any such insurance shall be increased, then in any of such events Tenant shall indemnify and hold Lessor harmless and shall pay on demand the increased cost of such insurance. Tenant shall also pay in any such events any increased premium on the rent insurance that may be carried by Lessor for its protection against rent loss through fire or other casualty.

                                 ARTICLE VII.

                                EMINENT DOMAIN

      Section 7.01

            (a) In the event of title to the entire leased premises being acquired by anyone by exercise of right of eminent domain, this lease shall cease and terminate upon the vesting of title and Tenant shall make all payments required to be made by Tenant hereunder pro-rata to the date of such vesting of title, but Tenant shall be entitled to a pro-rata refund of any rent paid in advance; and

            (b) In the event, (I) title to less than the whole of the leased premises, but more than twenty (2O%) percent of the entire leased premises shall be so acquired by eminent domain, or (II) as a result of exercise of such right of eminent domain, the part of the leased premises remaining shall not be one divided whole, then Lessor shall immediately give to Tenant written notice of such acquisition and Tenant shall have the option to terminate this lease effective on a date to be specified, however, that the date so specified in such notice shall be a date not more than sixty (60) days after the receipt by Tenant from Lessor of notice of such acquisition, and in such event Tenant shall make all payments required to be made by Tenant hereunder pro-rata to the date of such termination, but Tenant shall be entitled to a pro-rata refund of any rent paid in advance.

            (c) In the event Tenant does not exercise its rights of termination under Section 7.01(b), then this lease and all of the covenants, agreements, terms and conditions hereof shall continue in full force and effect as to the portion of the leased premises not taken by exercise of the right of eminent domain. If a portion of the leased premises shall have been so taken by exercise of the right of eminent domain without termination of this lease, as aforesaid, Tenant shall repair and rebuild the portion of the leased premises not so taken in such manner as to render such portion commercially useable for the purpose of Tenant and Tenant shall restore such portion to a unit of substantially like quality and character as existed before such taking. Commencing with the date said portion of the premises is to be taken, the monthly rental shall be proportionately reduced.



                                    10.4 - 7

            (d) Any condemnation award with respect to the leased premises shall be the sole and exclusive property of the Lessor, except Tenant shall be entitled to a prorata portion thereof based on the income tax depreciated value of Tenant's improvements.

                                ARTICLE VIII.

                                  UTILITIES

      Section 8.01. Tenant shall be responsible for electricity or any other utility used or consumed on the leased premises.

                                 ARTICLE IX.

                                   FUEL OIL

      Section 9.01.  No oil planned to be used so not applicable at this time

                                  ARTICLE X.

                OFFSET STATEMENT, ATTORNMENT ATTORNEY-IN-FACT

      Section 10.01. OFFSET STATEMENT. Within ten (10) days after request therefore by Lessor, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the 3.and thereunder by Lessor an offset statement shall be required from Tenant. Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Lessor, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

      Section 10.02. ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Lessor covering the leased premises, attornment to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this lease.

      Section 10.03. ATTORNEY-IN-FACT. The Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 10.01 and 10.02 above as shall be requested by the Lessor. The Tenant hereby irrevocably appoints the Lessor as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates. If fifteen (15) days after the date of a written request by Lessor to execute such instruments, the Tenant shall not have executed the same, the Lessor may, at its option, cancel this lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.

      Section 10.04. SUBORDINATION. This lease and all rights of Tenant hereunder shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter effect the demised premises, or any part thereof, and to any and all renewals, modifications, or extensions of any such mortgages. Tenant shall on demand execute, acknowledge, and deliver to Lessor, any and all instruments that may be necessary or proper to subordinate this lease and all rights therein to the lien of any such mortgage and each renewal, modification or extension thereof.



                                    10.4 - 8

                                 ARTICLE XI.

                                    LIENS

      Section 11.01. Tenant shall not cause or permit any liens to be filed against Tenant's property arising out of Tenant s occupancy or business operations. Not by way of limiting the generality of the foregoing, should any mechanic's or other liens be filed against the demised premises or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within ten (10) days after written request by Lessor. Notwithstanding the foregoing, the Tenant shall have the right to object to and contest the validity of any such lien if this is done in good faith, and the Tenant shall indemnify, exonerate, defend, and hold Lessor harmless of and from all liability, cost, expense and other loss in this regard. Not by way of limiting and generality of the foregoing the Tenant shall also before commencing any construction or alterations post notices of non-responsibility on behalf of the Lessor as provided in Alaska Statutes, Section 34.35.065 or any thereto.

                                 ARTICLE XII.

                                    TAXES

      Section 12.01. Tenant shall promptly pay when due all taxes levied or assessed in connection with the leased premises or the operation of Tenant's business, including, but not by way of limiting the generality of the foregoing, sales taxes on rent paid hereunder or on sales or other business and excise taxes and assessments. The Tenant shall also pay all real property taxes, including extraordinary and/or special assessments which may be levied or assessed by any lawful authority against the demised premises and all improvements thereon provided that such taxes and assessments shall be pro-rated between Lessor and Tenant as of the commencement of the preliminary term of this lease. Tenant shall also pay a proportion of real property taxes and assessment levied against Lessors Property after the commencement of the preliminary term of this lease. Tenant's obligation with regard to any tax or assessment levied against Lessor's property after the commencement of the preliminary term of this lease shall be that percentage of such tax or assessment which the area of the leased premises bears to the total area of Lessor's Property, viz.:

                              area of leased premises
           Tenant's obligation = _____________ x Tax or Assessment
                          area of Lessor's property

      The Tenant shall have the right to protest or contest such taxes if this is done in good faith, and Tenant shall indemnify, exonerate, defend, and hold Lessor harmless of and from all liability, cost, expense, and loss in this regard. Lessor warrants that there are no special assessments against the property as of the 1st day of the term of this lease.

                                ARTICLE XIII.

                                  NET LEASE

      Section 13.01. It is the intention of the parties that the rent payable hereunder shall be net to the Lessor, so that the lease shall yield to Lessor the net annual rent specified herein during the term of the lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the leased premises shall be paid by Tenant.



                                    10.4 - 9

                                 ARTICLE XIV.

                          ASSIGNMENT AND SUBLETTING

      Section 14.01. CONSENT REQUIRED. Tenant shall be entitled to assign, mortgage or encumber this lease, in whole or in part, or sublet any or all of the demised premises if, but only if, (1) the business of the substitute Tenant is compatible with, and does not compete or otherwise interfere with the businesses of the other Tenants, including the Lessor, or (2) if Tenant shall first obtain the prior written consent of Lessor, which, due to its relationship with Tenant and its duty toward other tenants, Lessor shall not be obligated to give, but rather shall have full right and privilege to withhold the consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against any assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this lease be assigned or if the demised premises or any part thereof be occupied by anybody other than Tenant, Lessor may collect rent from the assignee or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, under tenant or occupant as tenant, or as a release of Tenant from the further performance of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this lease. If Tenant should assign or sublet, or attempt to do so in violation of the provisions hereof, Lessor shall have the option to terminate this lease on five (5) days' written notice.

                                 ARTICLE XV.

                              DEFAULT OF TENANT

      Section 15.01. RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been given to Tenant, then Lessor besides other right or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby in the absence of willful misconduct or gross neglect.

      Section 15.015.  STANDARD BANKRUPTCY CLAUSE:
      In the event the Lessee, its successors in interest or assigns, while conducting banking or any related business, shall, at any time during the term of this lease or any extension hereof commit any of the following:

1.    Have any execution or attachment issued against it, or its effects,  and the leased premises shall be taken or an attempt shall be made to take them; or

2.    In the event it becomes insolvent; or

3.    If it makes an assignment for the benefit of creditors; or



                                   10.4 - 10

4.    In the  event  there  shall  be  filed by or  against  it in any  court, pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or a trustee of all or a portion of the property of it; or

5.    In the event that the Bank is closed  and/or  taken over by the Division of Banking, Department of Commerce and Economic Development, State of Alaska or by any other said Lessee, including but not limited to the Federal Deposit Insurance Corporation;

      Then the State or Federal Banking Authority, at its option, shall have the right to continue the lease according to its terms or terminate it.

      In the event the State or Federal Banking Authority elects to terminate this lease, the Lessor shall have the right to assert such damages as are allowed by law, except, as is limited by the Federal Deposit Insurance Act, as amended time to time and the regulations promulgated thereunder and, also, except, as it is limited by the Alaska Banking Act, as amended from time to time and the regulations promulgated thereunder.

      Section 15.02. RIGHT TO RELET OR TERMINATE. Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease, or it may from time to time without terminating this lease, make such alterations and repairs as may be appropriate in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable upon each such reletting the lease income shall be applied, first to the payment of any indebtedness other than rent due hereunder from Tenant to Lessor, second to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month after all of the above mentioned deductions have been made be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.
No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this lease unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach. Should Lessor at any time terminate this lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, Lessor's actual attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over and then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Lessor.

      Section 15.03. WAIVER OF RIGHTS OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or disposed for any cause, or in the event of Lessor obtaining possession of the leased premises, by reason of the violation by Tenant of any of the covenants or conditions of this lease, or otherwise.



                                   10.4 - 11

                                 ARTICLE XVI.

                               ACCESS BY LESSOR

      Section 16.01. RIGHT OF ENTRY. Lessor or Lessor's agents shall have the right to enter the leased premises at all reasonable times to examine the same, and to show them to prospective purchasers or tenants of the building, and to make such repairs which do not interfere with Tenant s normal business use of the premises as Lessor may deem necessary or desirable, and Lessor shall be allowed to take all material into and upon said premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall not abate while said repairs. alterations, improvements or additions are being made, by reason of loss or interruption of the business of Tenant, or otherwise. During the three (3) months prior to the expiration of the term of this lease or any renewal term, Lessor may exhibit the premises to prospective tenants or purchasers, and place upon the premises the usual notice "To Let" or "For Sale," which notices Tenant shall permit to remain thereon without molestation. If Lessor shall not be able through bona fide effort to contact Tenant or a designated agent of Tenant to open and permit an entry into said premises, at any time, when for any reason any entry therein shall be necessary or permissible, Lessor or Lessor's agents may enter the same by a master key, or may forcibly enter the same, without rendering Lessor or such agents liable therefore, and without in any manner affecting the obligations and covenants of this lease. Nothing herein contained, however, shall be deemed or construed to impose upon Lessor any obligations responsibility or liability whatsoever, for the care, maintenance or repair of the leased premises or any part thereof.

                                ARTICLE XVII.

                              TENANT'S PROPERTY

      Section 17.01. LOSS AND DAMAGE TO TENANT'S PROPERTY. Lessor shall not be liable for any damage to property of Tenant or of others located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, tidal action, earthquake, steam, sprinkler system, gas, electricity, water, rain or snow or leaks from any part of the leased premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Lessor shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants or adjacent property, or the public, or caused by operations in construction of any private public or quasi-public work. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Tenant s insurance carrier. Lessor shall, however, not be excused for any such injury or damage set out above which is the result of Lessor's willful misconduct.

                                ARTICLE XVIII.

                         HOLDING OVER AND SUCCESSORS

      Section 18.01. HOLDING OVER. Any holding over after the expiration of the term hereof, with the consent of the Lessor, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the same terms and conditions herein specified, so far as applicable.



                                   10.4 - 12

                                ARTICLE XVIX.

                               QUIET ENJOYMENT

      Section 19.01. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitable claiming by, through or under the Lessor, subject, nevertheless, to the terms and conditions of this lease.

                                 ARTICLE XX.

                    WAIVER OF LIABILITY--LESSOR'S DEFAULT

      Section 20.01. Anything in this lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Lessor in the land and building comprising the leased premises, and subject to prior rights of any mortgages of the premises, for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms, covenants, and conditions of this lease to be observed and/or performed by Lessor, and no other assets of the Lessor shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. In the event Lessor transfers this lease, except as collateral security for a loan, upon such transfer Lessor will be released from all liability and obligations hereunder, provided that the transferee assumes the obligations of this lease. Further, Tenant acknowledges it has fully and carefully examined the leased premises and has found the same to be satisfactory for its purposes involved herein.

                                 ARTICLE XXI

                    EXTENSION OF LEASE -- OPTIONS TO RENEW

      Section 21.01. FIRST OPTION. Tenant is granted the option to extend this lease for an additional term of five (5) years if Tenant shall give Lessor written notice of Tenant's election to renew and extend at least ninety (90) days before the expiration of the term of this lease as herein provided, and if Tenant is not in default in any manner of the provisions hereof.

      Section 21.02. SECOND OPTION. In the event Tenant exercises the first option to extend this lease, Tenant is granted the option to extend this lease for an additional term of five (5) years, commencing at the termination of the first extended period and ending five (5) years thereafter, if Tenant shall give Lessor written notice of Tenant's election to renew and extend at least ninety (90) days before the expiration of said first extended term, and if Tenant is not in default in any manner of the provisions hereof.

      Section 21.03. THIRD OPTION. In the event the Tenant exercises its first and second options to extend this lease, Tenant is granted the option to extend this lease for an additional term of five (5) years, commencing at the termination of the second extended period and ending five (5) years thereafter, if Tenant is not in default in any manner of the provisions hereof, and if Tenant shall give Lessor written notice of Tenant's election to renew and extend at least ninety (90) days before the expiration of said second extended term.



                                   10.4 - 13

      Section 21.04.  CHANGE IN RENT

            (a) Notwithstanding the foregoing, the rental for each option period shall be increased by a percentage equal to 50% the percentage increase, if any, shown to have occurred during the proceeding five (5) year term by the consumer price index for all items for the United States of America as a whole, issued by the Bureau of Labor Statistics of the United States Department of Labor.

            (b) In the event either of the index shall hereinafter be converted to a different standard reference base of otherwise revised, the determination of the percentage increase shall be made with use of such conversion factor, formula or table for converting the index as may be published by the Bureau of Labor Statistics or if said Bureau shall not publish the same then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. In the event the index or either of them shall cease to be published, then, for the purposes of this section, there shall be substituted for index or either of them such other consumer price index as Lessor and Lessee shall agree upon. If they are unable to agree within ninety (90) days after the index or either of them cease to be published, shall be determined by arbitration as provided below.

            (c) As used in this section, the term "rent" shall be deemed to mean the rent provided for in Section 2.01 hereinabove.

                                ARTICLE XXII.

                                 END OF TERM

      Section 22.01. At the expiration of the tenancy hereby created, Tenant shall surrender the leased premises in a clean, neat, sanitary, and safe condition, and shall deliver all keys and combinations to locks, safes and the like to Lessor. Tenant shall remove all its trade fixtures including but not by way of limiting the generality of the foregoing, its vault, before surrendering the premises, and shall repair any damage to the leased premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

                                ARTICLE XXIII

                           MISCELLANEOUS PROVISIONS

      Section  23.01.   ARBITRATION.   Any  dispute  or  controversy   arising
hereunder shall be determined by arbitration as follows:

            (a) The party requesting arbitration shall give the other party a written notice of demand for arbitration, which notice shall contain, in addition to the demand for arbitration, the name and address of the arbitrator selected by the demanding party.

            (b) Each party shall select one arbitrator, and the two arbitrators thus selected shall select a third arbitrator, except that: (1) if the other party fails to select a second arbitrator within the time allowed, the demanding party shall be entitled to have the dispute settled by the single arbitrator previously selected by him; or, (2) if each party properly selects his arbitrator and the two arbitrators thus selected fail to agree upon a third arbitrator within the time allowed, either party may apply to the Superior Court for the State of Alaska at Ketchikan for the appointment of a third arbitrator, such application to be subject to the jurisdictional limits of the Court as imposed by the Alaska Uniform Arbitration Act.



                                   10.4 - 14

            (c) The demanding party may only make his selection of an arbitrator in the manner set forth in sub-paragraph (a) hereinabove, the other party may also exercise his right to select the second arbitrator by giving the demanding party a written notice of his selection within five (5) days of the date the other party receives notice of the demanding party's selection. Within five (5) days of the date the two arbitrators are thus selected, they sha1l select a third arbitrator.

            (d) The decision of the arbitrators, or arbitrator as the case may be, shall be final and binding upon the parties. No legal right of action may arise out of any dispute until arbitration has been completed.

            (e) By unanimous consent of all the parties, the method of selection of arbitrators, or the arbitrators as selected may be changed at any time.

            (f) The costs of arbitration shall be shared equally by the parties.

            (g) Except to the extent that the terms of this agreement otherwise provide, the terms and conditions of the Alaska Uniform Arbitration Act are incorporated in, and made a part of this agreement.

      Section   23.02.   AUTHORITY.   The   parties   and  their   undersigned
representatives warrant that they have full authority to enter into this agreement and to execute these presents.

      Section 23.03. CONSIDERATION. The parties do hereby acknowledge the receipt, sufficiency and mutuality of the consideration supporting this agreement.

      Section 23.04.  CONSTRUCTION.

            (a) Unless the agreement otherwise requires, words in the singular include the plural, and in the plural include the singular. Words in the masculine gender include the feminine and the neuter; and when the sense so indicates, words in the neuter may refer to any gender.

            (b) The captions, section numbers, and article numbers in this agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this agreement, nor in any way affect the agreement.

            (c) This agreement shall be governed by and construed in accordance with the laws of the State of Alaska.

            (d)   Each   provision   contained   herein  shall  be  deemed  to
constitute both a covenant and condition of this agreement.

            (e) Each party acknowledges that it has been advised to seek the advice of an attorney of its own choice and who will act on its own behalf with regard to these presents, and each party further acknowledges that it has had ample opportunity to have access to its attorney. Accordingly, each party shall be deemed to be co-drafters of these presents, and therefore the doctrine that an instrument shall be construed against the drafter shall have no application herein.

            (f)   Time is of the essence of this agreement.

            (g) The remedies provided for herein shall be cumulative, non-exclusive and in addition to any other rights and remedies both at law and in equity.



                                   10.4 - 15

            (h) Words of broad or general meaning shall in no wise be limited because of their use in connection with words of more restricted significance.

      Section 23.05. EFFECTIVE DATE. The effective date of this agreement shall be ____day of ___________ 1980.

      Section 23.06. ENTIRE AGREEMENT. This agreement and the exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between the parties hereto, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this instrument shall be binding upon the parties hereto unless reduced to writing and signed by them. These presents constitute a final, complete and exclusive statement of this agreement.

      Section 23.07.  NON-WAIVER

            (a) The failure of the parties to strictly enforce at any time any of the provisions of this agreement, or to exercise any option which is herein provided, or to require at any time performance by another party of any of the provisions hereof, shall not unless specifically otherwise provided herein, be construed to be a waiver thereof, nor in any way effect the validity of this agreement, or any part thereof, or the right of the party thereafter to strictly enforce the same.

            (b) No payment hereunder or receipt therefor of a lesser amount shall be deemed to be other than on account of the required payment; nor shall any endorsement or statement on any check or any letter or writing accompanying any check or payment be deemed an accord and satisfaction. The payee may accept such check or payment without prejudice to his right to recover the balance of the required amount or pursue any other remedy he may have.

      Section 23.08. NOTICE. Any notice, request, offer or other communication required, or permitted to be given under this agreement, shall be deemed properly given or made when mailed by registered or certified mail in the ordinary course, postage prepaid, if addressed as follows:

            To the Lessor:    The Sitka Professional Center I
                              P.O. Box 397
                              Sitka, Alaska 99835

            To the Tenant:    First Bank of Ketchikan
                              _________________________
                              _________________________

or at such other addresses as may, from time to time, be designated by the respective parties in writing.

      Section 23.09. PARTIAL INVALIDITY. If any term, covenant or condition of this agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this agreement, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this agreement shall be valid and be enforced to the fullest extent permitted by law.



                                   10.4 - 16

      Section 23.10.  SPECIFIC PERFORHANCE--INJUCTIVE RELIEF--COSTS.

            (a) In addition to and not in lieu of any rights and remedies provided herein, and which may be otherwise available to a party in case of a breach or default of the terms, covenants and conditions of this agreement, the remedy of specific performance shall be available to such non-defaulting party, and if it is necessary or otherwise appropriate for the non-defaulting party to engage the services of an attorney, another person or to otherwise secure or assist in securing his rights and remedies, the defaulting party shall pay unto the non-defaulting party all costs and expenses resulting from such default, including but not by way of limiting the generality of the foregoing, the actual attorneys' fees incurred by the non-defaulting party.

                              LESSOR

DATE:                         THE SITKA PROFESSIONAL CENTER I


                              By:
                                    Managing Partner

DATE:                         TENANT

                              THE FIRST BANK OF KETCHIKAN


                              By:



                                ACKNOWLEDGMENT
                                 PARTNERSHIP

STATE OF ALASKA               )
                              )  ss.
FIRST JUDICIAL DISTRICT       )

      On the ____ day of _________ 1980, before me, a Notary Public in and for the State of Alaska, personally appeared __________ to me known to be the ____________ respectively of THE SITKA PROFESSIONAL CENTER I and known to be the person who executed the within instrument on behalf of the partnership therein named.

      WITNESS my hand and official seal the day and year first hereinabove written.


                                    __________________________________________
                                    Notary Public in and for the State of
                                    Alaska
                                    My commission expires:



                                   10.4 - 17

STATE OF ALASKA               )
                              )  ss.
FIRST JUDICIAL DISTRICT       )

      On the ____ day of _________ 1980, before me, a Notary Public in and for the State of Alaska, personally appeared __________ to me known to be the ____________ respectively of THE FIRST BANK OF KETCHIKAN and known to be the person who executed the within instrument on behalf of the partnership therein named.

      WITNESS my hand and official seal the day and year first hereinabove written.


                                    __________________________________________
                                    Notary Public in and for the State of
                                    Alaska
                                    My commission expires:



                                   10.4 - 18
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